Exhibit 99.1

Ovid Therapeutics Announces Pricing of $50 Million Offering of Common Stock

NEW YORK, August 25, 2020 (GLOBE NEWSWIRE) — Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of patients with rare neurological diseases, today announced the pricing of an underwritten offering (the “Offering”) of 6,250,000 shares of its common stock. The offering price of each share of common stock was $8.00. The Offering is expected to close on August 27, 2020, subject to customary closing conditions.

Cowen and William Blair are acting as joint book-running managers for the Offering. RBC Capital Markets is acting as lead manager and Ladenburg Thalmann is acting as co-manager for the Offering.

Ovid Therapeutics expects to receive gross proceeds of $50.0 million from the Offering, before deducting underwriting discounts and estimated offering expenses. Ovid Therapeutics intends to use the net proceeds from the Offering primarily to advance the clinical development program of OV935 for developmental and epileptic encephalopathies, the clinical development program of OV101 for Angelman syndrome and Fragile X syndrome and pre-commercialization activities for OV101, and the remainder of the net proceeds for working capital and general corporate purposes.

The securities described above are being offered by Ovid Therapeutics pursuant to a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”), which became effective on June 19, 2018. A final prospectus supplement related to the Offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the final prospectus supplement relating to the Offering may be obtained, when available, by contacting Cowen and Company, LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or William Blair at 150 North Riverside Plaza, Chicago, Illinois 60606, Attn: Prospectus Department, by telephone at 800-621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ovid Therapeutics Inc.

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The Company’s most advanced investigational medicine, OV101 (gaboxadol), is currently in clinical development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935 (soticlestat) in collaboration with Takeda Pharmaceutical Company Limited for the potential treatment of rare developmental and epileptic encephalopathies (DEE).

Forward-Looking Information is Subject to Risk and Uncertainty

Investors are cautioned that statements in this press release, including regarding expectations as to the intention, size, completion, timing and use of proceeds relating to the proposed Offering, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. Words such as “may,” “intend,” “will,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Ovid’s current expectations. Ovid’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the proposed Offering. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth in the final prospectus supplement related to the Offering and in Ovid’s other filings with the Securities and Exchange Commission under the caption “Risk Factors”. Such risks may be amplified by the COVID-19 pandemic and its potential impact on Ovid’s business and the global economy. There can be no assurance that Ovid will be able to complete the proposed Offering. Ovid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Investors and Media:

Ovid Therapeutics Inc.

Investor Relations & Public Relations

irpr@ovidrx.com

Or

Investors:

Steve Klass

Burns McClellan, Inc.

sklass@burnsmc.com

(212) 213-0006

Media:

Katie Engleman

1AB

katie@1abmedia.com

(919) 333-7722